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                                                                    Exhibit 21.1

Diversified Security Solutions, Inc. and Subsidiaries

Entity Name                                                         Jurisdiction
-----------                                                         ------------

HBE Acquisition Corp.                                                New Jersey

Viscom Products, Inc.                                                 Delaware

HBE Communications Inc.                                              New Jersey